UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2)).

☐	Definitive Information Statement

CROFF ENTERPRISES, INC.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

CROFF ENTERPRISES, INC.

345 North Maple Drive, Suite 208

Beverly Hills, CA 90210

(310) 746-5652

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

AUGUST 24, 2009

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE IS HEREBY GIVEN THAT A SPECIAL MEETING OF THE HOLDERS OF COMMON STOCK (“THE SHAREHOLDERS”) OF CROFF ENTERPRISES, INC. (THE “COMPANY” or “CROFF”), A UTAH CORPORATION, WILL BE HELD ON MONDAY, AUGUST 24, 2009 AT 2:00 P.M., LOCAL TIME, AT THE LUXE HOTEL, 11461 SUNSET BLVD., LOS ANGELES, CA 90069.

The meeting is being held to approve an amendment to the Company’s Articles of Incorporation to change the name of the Company to “America’s Minority Health Network, Inc.”

On July 27, 2009, the Company entered into an Agreement and Plan of Reorganization (the “Agreement”) with America’s Minority Health Network, Inc. (“America’s Minority Health Network”) and its principal shareholders. Upon the closing of the Agreement, America’s Minority Health Network became a wholly owned subsidiary of the Company, the Company issued 13,693,689 shares of common stock to the shareholders of America’s Minority Health Network in exchange for 100% of their ownership, and the Company’s executive officers and board of directors were reconstituted.

America’s Minority Health Network is a development stage company that is engaged in providing direct to consumer television programming in medical offices that are focused on delivering health care to members of African-American communities and other minorities located across the United States. America’s Minority Health Network combines innovative programming that provides increased health education awareness to patients and families visiting their physicians while also delivering targeted advertising that may effectively address community concerns and interests. Prior to the closing of the Agreement, the Company had no business operations or revenue source. Upon completion of the merger, America’s Minority Health Network became a wholly owned subsidiary of Croff, the shareholders of America’s Minority Health Network became the principal and dominant shareholders of the Company, and the business and operations of America’s Minority Health Network became the sole business and operations of the Company.

Only the Shareholders of record at the close of business on July 27, 2009 are entitled to notice of, and to attend and vote at the Special Meeting of Shareholders or any adjournment or postponement thereof, and only Shareholders of record at the close of business on July 27, 2009 are invited to attend the Special Meeting of Shareholders and any adjournment and postponement thereof.

Sincerely,

/s/ Sky Kelley
Sky Kelley
Chief Executive Officer

Dated: August 14, 2009

CROFF ENTERPRISES, INC.

345 North Maple Drive, Suite 208

Beverly Hills, CA 90210

(310) 746-5652

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DISCUSSION REGARDING THIS INFORMATION STATEMENT

AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 24, 2009

The Board of Directors of Croff Enterprises, Inc. (“Croff” or the “Company”) is providing this Information Statement to you in connection with Croff’s Special Meeting of Shareholders to be held on Monday, August 24, 2009 at 2:00 p.m. local time (the “Special Meeting”). As a Shareholder of record, you are invited to attend the Special Meeting for the purpose set forth in the accompanying Notice of Special Meeting of Shareholders and this Information Statement.

This Information Statement was mailed on or about August 13, 2009 to all Shareholders entitled to vote at the Special Meeting on August 24, 2009. Croff’s principal executive offices are located at 345 North Maple Drive, Suite 208, Beverly Hills, CA 90210 and the phone number is (310) 746-5652.

You may vote if our records showed that you owned shares of the Company’s Common Stock as of July 27, 2009 (the “Record Date”). Each share of Common Stock is entitled to one vote and a majority of the Common Stock is required to approve any proposals at the Special Meeting. At the close of business of the Record Date, we had a total of 15,215,210 shares of Common Stock issued and outstanding and no Preferred Stock outstanding. On the Record Date, the Company’s executive officers and principal shareholders of the Company owned 12,324,320 shares or 81% of the issued and outstanding shares of the Company. The Company does not intend to solicit any proxies or consents from any other shareholders in connection with this action.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

OUTSTANDING SHARES AND VOTING RIGHTS

The Company’s Board of Directors has fixed the close of business on July 27, 2009 as the Record Date for the determination of those holders of Croff Common Stock entitled to receive notice of and vote at the Special Meeting. Persons who were not shareholders on the Record Date will not be allowed to vote at the Special Meeting. At the close of business on the Record Date, there were 15,215,210 shares of the Company’s Common Stock outstanding.

Shareholders consenting to this corporate action collectively own 13,693,689 shares of Common Stock of Croff which represents 90% of the voting stock. As a result, no vote or proxy is required by the Shareholders to approve the adoption of the amendment to the Company’s Articles of Incorporation described herein.

PROPOSAL TOO CHANGE NAME OF CORPORATION

Our name change requires an amendment to our Articles of Incorporation which cannot be done without the approval of a majority of our shareholders. The Company’s Board of Directors has recommended this change of name to better reflect our new business plan of providing direct to consumer television programming in medical programming in medical offices that are focused on delivering health care to members of African-American communities and other minorities located across the United States. America’s Minority Health Network combines innovative programming that provides increased health education awareness to patients and families visiting their physicians while also delivering targeted advertising that may effectively address community concerns and interests. A copy of our Articles of Amendment to the Articles of Incorporation is attached hereto as Exhibit “A”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 30, 2009. Except as otherwise indicated, to our knowledge all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below. The address of each of the listed shareholders, unless otherwise noted, is in care of Croff Enterprises, Inc., 345 Maple Drive, Suite 208, Beverly Hills, CA 90210. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the Securities and Exchange Commission (“SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information derived from our stock records. Under such rules, an entity or person is deemed a “beneficial owner” of a security it if, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities which that entity or person has the right to acquire beneficial ownership of within sixty (60) days of July 30, 2009.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class
Sky Kelley President/CEO/Director	Common	3,423,422	22.50%
Donald R. Mastropietro Chief Financial Officer	Common	684,684	4.50%
Kimberly Sarubbi(2) Director	Common	4,108,107	27.00%
Robin Tjon(3) Secretary and Director	Common	4,108,107	27.00%
Andrew Golden Director	Common	0	0.00%

All directors and executive officers as a group (5 persons):	Common	12,324,320	81.00%

(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that said listed stockholder is or will be a direct or indirect beneficial owner of those shares.

(2)	Includes 4,108,107 shares beneficially owned by Saddle Ranch Productions, Inc., a corporation for which Ms. Sarubbi serves as President and sole director.
(3)	Includes 4,108,107 shares beneficially owned by Seatac Digital Resources, Inc., a corporation for which Ms. Tjon serves as President and sole director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us we believe that during the fiscal year ended December 31, 2009, our directors and officers complied with all Section 16(a) filing requirements.

OTHER MATTERS

As of the date of this Information Statement, the Company’s Board of Directors knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our voting stock.

Only one Information Statement is being delivered to multiple security holders sharing an address. If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT

AND/OR THE MERGER, PLEASE CONTACT:

DONALD R. MASTROPIETRO

Chief Financial Officer

CROFF ENTERPRISES, INC.

345 North Maple Drive, Suite 208

Beverly Hills, California 90210

(310) 746-5652

By Order of the Board of Directors,

/s/ Sky Kelley
Sky Kelley
Chief Executive Officer

Dated: August 14, 2009

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
Articles of Amendment to Articles of Incorporation (Profit)

File Number: 006667

Non-Refundable Processing Fee: $37.00

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1. The name of the corporation is: CROFF ENTERPRISES, INC.

2. The date the following amendment(s) was adopted: August 24, 2009

3. If changing the corporation name, the new name of the corporation is: AMERICA’S MINORITY HEALTH NETWORK, INC.

4. The text of each amendment adopted (include attachment if additional space needed):

The name of the Corporation is hereby changed to America’s Minority Health Network, Inc.

5. If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

6. Indicate the manner in which the amendment(s) was adopted (mark only one):

☐ Adopted by Incorporators or Board of Directors – Shareholder action not required.

☒ Adopted by Shareholders – Number of votes cast for amendment was sufficient for approval.

7. Delayed effective date (if not to be effective upon filing)                                                   (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:

Title:	President

Date:	August 24, 2009

Under GRAMA {63-2-201}, all registration information maintained by the Division is classified as public record. For confidentiality purposes, you may use the business entity physical address rather than the residential or private address of any individual affiliated with the entity.